Exhibit 99.1

DATA GENOMIX ACQUIRED BY HICKOK INCORPORATED

CLEVELAND, April 22, 2019 (GLOBE NEWSWIRE) --  Hickok Incorporated (OTC Pink: HICKA), a Cleveland-based holding company serving diverse markets, today announced the acquisition of certain assets from Data Genomix Inc. based in Cleveland, Ohio.  The transaction became effective as of April 19, 2019.  The acquired business, which will operate under the name Data Genomix LLC, is an award-winning software company that specializes in social media marketing applications for political, legal, and recruiting campaigns.  The acquisition is expected to add less than $1 million in annual revenue in 2019.

About Hickok Incorporated. Hickok Incorporated is a publicly-traded holding company serving diverse markets, including healthcare, aerospace, education, and petrochemical.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Actual results and events may differ significantly from those anticipated as a result of risks and uncertainties, including the company’s ability to successfully integrate the acquired Data Genomix business in a timely and cost-effective manner as well as the risks described from time to time in the company’s reports as filed with the Securities and Exchange Commission.

Contact. Brian Powers, Chairman and Chief Executive Officer, 216-496-3238